UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                         Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ELEVATION ONCOLOGY, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.
☐Fee paid previously with preliminary materials.
☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ELEVATION ONCOLOGY, INC.

888 Seventh Ave., 12th Floor

New York, New York 10106

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 16, 2023

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of Elevation Oncology, Inc. will be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ELEV2023 on Friday, June 16, 2023, at 11:00 a.m. Eastern Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and provides a safer forum in light of the continued presence of COVID-19, and therefore we have chosen this over an in-person meeting. It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1.	To elect two Class II directors, each to serve a three-year term through the third annual meeting of stockholders following this meeting and until a successor has been elected and qualified or until earlier resignation or removal.
2.	To ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.
3.	To adopt and approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 17, 2023, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about April [_], 2023, we expect to send to stockholders a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”), containing instructions on how to access our proxy statement for our Annual Meeting and our 2022 Annual Report on Form 10-K to stockholders. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at https://investors.elevationoncology.com/investor-contacts.

Your vote as an Elevation Oncology, Inc. stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact our Corporate Secretary at corporatesecretary@elevationoncology.com or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC by email through their website at www.astfinancial.com/contact-us or by phone at (800) 937-5449. Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.

By Order of the Board of Directors,

Joseph J. Ferra, Jr.
Interim Chief Executive Officer and President, and Chief Financial Officer

New York, New York

April [_], 2023

Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on June 16, 2023: the Proxy Statement and our 2022 Annual Report on Form 10-K are available at www.ProxyVote.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

ELEVATION ONCOLOGY, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

Page

INFORMATION ABOUT SOLICITATION AND VOTING	1

GENERAL INFORMATION ABOUT THE MEETING	1

GENERAL PROXY INFORMATION	2

CORPORATE GOVERNANCE	6

PROPOSAL 1: ELECTION OF DIRECTORS	11

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	15

REPORT OF THE AUDIT COMMITTEE	16

PROPOSAL 3: ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION	17

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19

EXECUTIVE OFFICERS	22

EXECUTIVE COMPENSATION	23

EQUITY COMPENSATION PLAN INFORMATION	27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	28

DELINQUENT SECTION 16(a) REPORTS	29

ADDITIONAL INFORMATION	30

OTHER MATTERS	32

APPENDIX A – PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION	A-1

\

i

ELEVATION ONCOLOGY, INC.

888 Seventh Ave., 12th Floor

New York, New York 10106

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

April [_], 2023

INFORMATION ABOUT SOLICITATION AND VOTING

The accompanying proxy is solicited on behalf of the Board of Directors of Elevation Oncology, Inc. (“Elevation Oncology” or the “Company”), for use at Elevation Oncology’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/ELEV2023 on Friday, June 16, 2023, at 11:00 a.m. Eastern Time, and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual Annual Meeting.

We are making this proxy statement (the “Proxy Statement”), the accompanying form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”), first available to stockholders on or about April [_], 2023. An electronic copy of the Proxy Statement and the Annual Report are available at https://investors.elevationoncology.com/sec-filings.

Internet Availability of Proxy Materials

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our stockholders primarily via the internet, instead of mailing printed copies to each stockholder. On or about April [_], 2023, we expect to send to our stockholders a Notice of Internet Availability containing instructions on how to access our proxy materials, including the Proxy Statement and the Annual Report. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail or an electronic copy of the proxy materials by email.

This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials without impacting our stockholders’ timely access to this important information. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

GENERAL INFORMATION ABOUT THE MEETING

Purpose of the Annual Meeting

At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.

Record Date; Quorum

Only holders of record of common stock at the close of business on April 17, 2023, the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 17, 2023, [_] shares of common stock were outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the record date must be present or represented by proxy at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the virtual Annual Meeting or if you have properly submitted a proxy.

GENERAL PROXY INFORMATION

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on April 17, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.

Stockholder of Record: Shares Registered in Your Name. If on April 17, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on April 17, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your broker on how to vote the shares held in your account, and your broker has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. Because the brokerage firm, bank or other nominee that holds your shares is the stockholder of record, if you wish to attend the Annual Meeting and vote your shares, you must obtain a valid proxy from the firm that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast at the Annual Meeting. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or all of the nominees or “WITHHOLD” your vote with respect to one or all of the nominees. You may not cumulate votes in the election of directors. Approval of the ratification of the appointment of our independent registered public accounting firm will be obtained if the holders of a majority of the votes cast at the Annual Meeting vote “FOR” the proposal. Approval of an amendment to our Restated Certification of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”) will be obtained if the holders of a majority of the voting power of the outstanding shares of common stock of the Company entitled to vote thereon vote “FOR” the proposal.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on the election of directors or the ratification of the appointment of our independent registered public accounting firm. Abstentions are voted neither “for” nor “against” a matter, and, therefore, will have no effect on the election of directors or the ratification of the appointment of our independent registered public accounting firm, but are counted in the determination of a quorum. Abstentions and broker non-votes will have the same effect as a vote “against” the approval of the Exculpation Amendment.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

The Board of Directors recommends that you vote FOR the election of each of the Class II directors named in this proxy statement (“Proposal 1”), FOR the ratification of the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (“Proposal 2”) and FOR the approval of the Exculpation Amendment (“Proposal 3”).

None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors nominated in Proposal 1.

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

●	vote online at the Annual Meeting – attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/ELEV2023. You will need the control number included on your proxy card, or included in the e-mail to you if you received the proxy materials by e-mail;
●	vote through the internet or by telephone – in order to do so, please follow the instructions shown on your proxy card or Notice of Internet Availability; or
●	vote by mail – if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the Annual Meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on June 15, 2023. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares. For Proposal 1, you may either vote “FOR” all of the nominees to the Board of Directors, or you may withhold your vote from any nominee you specify. For Proposal 2 and Proposal 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.

If your shares are held in an account with a brokerage firm, bank or other nominee, then you are deemed to be the beneficial owner of your shares held in street name and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card or Notice of Internet Availability, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card or Notice of Internet Availability and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:

●	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;
●	signing and delivering a proxy bearing a later date;
●	voting again through the internet or by telephone; or
●	attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/ELEV2023 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.

Electronic Access to the Proxy Materials

The Notice of Internet Availability will provide you with instructions regarding how to:

●	view our proxy materials for the meeting through the internet;
●	instruct us to mail paper copies of our current or future proxy materials to you; and
●	instruct us to send our current or future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will reduce the impact of our annual meetings of stockholders on the environment and lower the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.

Implications of Being an “Emerging Growth Company” and “Smaller Reporting Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no requirement to have non-binding advisory votes on executive compensation.

CORPORATE GOVERNANCE

We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Board Composition and Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairperson in any way that it considers in the best interests of our company, and that the Nominating and Governance Committee shall periodically consider the leadership structure of our Board of Directors and make such recommendations to the Board of Directors with respect thereto as the Nominating and Governance Committee deems appropriate. The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Joseph J. Ferra, Jr. and Steven A. Elms, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.

Board’s Role in Risk Oversight

Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at least quarterly at Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting, disclosure controls and procedures and certain corporate, cybersecurity, legal and regulatory risks. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to corporate governance and the management of certain corporate, legal and regulatory risks.

Director Independence

Our common stock is listed on the Nasdaq Global Select Market. Under the rules of the Nasdaq Stock Market, independent directors must constitute a majority of a listed company’s Board of Directors. In addition, the rules of the Nasdaq Stock Market require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Governance Committees must be an “independent director”. Under the rules of the Nasdaq Stock Market, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, Compensation Committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member.

Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that R. Michael Carruthers, Timothy Clackson, Ph.D., Steven Elms, Lori Hu and Colin Walsh, Ph.D., representing all of our incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq Stock Market. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.

Committees of Our Board of Directors

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Audit Committee

Our Audit Committee is composed of Mr. Carruthers, Ms. Hu and Dr. Walsh. Mr. Carruthers is the Chair of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Each member of our Audit Committee is financially literate. In addition, our Board of Directors has determined that Mr. Carruthers is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. Our Audit Committee is directly responsible for, among other things:

●	selecting and hiring our independent registered public accounting firm;
●	the qualifications, independence and performance of our independent registered public accounting firm;
●	the preparation of the audit committee report to be included in our annual proxy statement;
●	our compliance with certain legal and regulatory requirements, including cybersecurity risk management;
●	our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements; and
●	reviewing and approving related-person transactions.

Compensation Committee

Our Compensation Committee is composed of Dr. Clackson, Mr. Elms and Dr. Walsh. Dr. Walsh is the Chair of our Compensation Committee. The composition of our Compensation Committee meets the requirements for independence under the current Nasdaq Stock Market and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:

●	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
●	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
●	administering our cash-based and equity-based compensation plans; and

●	overseeing our compliance with regulatory requirements associated with the compensation of directors, executive officers and employees.

The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for the Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.

The Compensation Committee engaged an independent executive compensation consulting firm, Aon (formerly known as Radford), to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended December 31, 2022. Specifically, Aon was engaged to:

●	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
●	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
●	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
●	review market practices regarding base salary, bonus and equity programs.

Representatives of Aon met informally with the Chair of the Compensation Committee and attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended December 31, 2022, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended December 31, 2022 raised any conflict of interest.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of Dr. Clackson, Mr. Elms and Ms. Hu. Dr. Clackson is the Chair of our Nominating and Governance Committee. Our Nominating and Governance Committee is responsible for, among other things:

●	identifying, considering and recommending candidates for membership on our Board of Directors;
●	overseeing the process of evaluating the performance of our Board of Directors; and
●	advising our Board of Directors on environmental, social and other corporate governance matters.

Codes of Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our Code of Business Conduct and Ethics, or waivers of these provisions, on our website or in public filings to the extent required by the applicable rules. The full text of our Code of Business Conduct and Ethics is posted on the investor relations section of our website at https://investors.elevationoncology.com/documents.

Anti-hedging

We have adopted an Insider Trading Policy that that applies to all of our employees, officers and directors, including our Chief Executive Officer and other executive officers, which prohibits such individuals from purchasing financial instruments, or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in market value of our common stock, such as prepaid variable forward contracts, equity swaps, collars, forward sale contracts and exchange funds.

Compensation Committee Interlocks and Insider Participation

During 2022, none of our current executive officers served as a member of the Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee during the fiscal year ended December 31, 2022.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During 2022, the Board of Directors held eight meetings, the Audit Committee held four meetings, the Compensation Committee held seven meetings and the Nominating and Governance Committee held one meeting. During 2022, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of our annual meetings of stockholders by the members of our Board of Directors. All of the then-continuing members of our Board of Directors attended our 2022 annual meeting of stockholders.

Communication with Directors

Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:

Elevation Oncology, Inc.

c/o Corporate Secretary

888 Seventh Ave., 12th Floor

New York, New York 10106

All communications by letter addressed to the attention of our Corporate Secretary will be reviewed by the Corporate Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.

Considerations in Evaluating Director Nominees

The Nominating and Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.

Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals. The Nominating and Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as business experience, diversity and personal skills in life sciences and biotechnology, finance, marketing, financial reporting and other areas that are expected to contribute to an effective Board of Directors. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.

In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings material distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the bylaws on nominations by stockholders. Any nomination should be sent in writing to our Corporate Secretary, Elevation Oncology, Inc., 888 Seventh Ave., 12th Floor, New York, New York 10106. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information regarding the nominee and proposing stockholder specified in our bylaws, and certain representations regarding the nomination. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Governance Committee.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.” In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for the 2024 Annual Meeting of Stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

PROPOSAL 1:
ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class II will stand for election at this Annual Meeting. The terms of office of directors in Class I and Class III do not expire until the annual meetings of stockholders to be held in 2025 and 2024, respectively. Our Nominating and Governance Committee recommended to our Board of Directors, and our Board of Directors nominated Mr. Elms and Dr. Walsh, each an incumbent Class II director, for election as Class II directors at the Annual Meeting. At the recommendation of our Nominating and Governance Committee, our Board of Directors proposes that each of the Class II nominees be elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Each director will be elected by a plurality of the votes present online at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the two individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or all of the nominees or “WITHHOLD” your vote with respect to one or all of the nominees. Shares represented by proxies will be voted “FOR” the election of each of the Class II nominees, unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors.

Nominees to the Board of Directors

The nominees and their ages as of December 31, 2022 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
Steven A. Elms(1)(2)	59	Class II Director
Colin Walsh, Ph.D.(2)(3)	37	Class II Director

(1)	Member of our Nominating and Governance Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Steven A. Elms has served as the Chairman of our Board of Directors since May 2019 and served as our Chief Executive Officer from May 2019 until November 2020. Mr. Elms currently serves as a Managing Partner of Aisling Capital, a life sciences investment firm, which he joined in 2000. Prior to joining Aisling Capital, Mr. Elms served as a principal in the life sciences investment banking group of Chase H&Q (formerly Hambrecht and Quist Group Inc.). Mr. Elms has served as a director for Marker Therapeutics, Inc., a publicly traded clinical-stage immuno-oncology company, since August 2019 and ADMA Biologics, Inc., a publicly traded commercial biopharmaceutical company, since July 2007. Previously, Mr. Elms served on the boards of directors of Zosano Pharma Corporation from May 2018 to May 2022, Loxo Oncology, Inc. from July 2013 to February 2019, Ambit Biosciences Corporation from 2001 to 2014 and MAP Pharmaceuticals, Inc. from 2004 to 2011 and has served on the boards of directors of a number of private companies. Mr. Elms received a B.A. in Human Biology from Stanford University and a M.B.A. from the Kellogg School of Management at Northwestern University. We believe that Mr. Elms’s extensive financial services background and experience in the pharmaceutical and healthcare industries equip him to serve on our Board of Directors.

Colin Walsh, Ph.D. has served as a member of our Board of Directors since August 2019. Dr. Walsh currently serves as a partner at Qiming Venture Partners USA, a healthcare-focused venture capital firm, which he joined in April 2019. Before joining Qiming, Dr. Walsh was a Vice President on the life science investment team at ND Capital, an early-stage venture capital firm, from January 2014 to April 2019. Prior to joining ND Capital, Dr. Walsh held a number of roles as an early employee at Precision NanoSystems, Inc., a biotech company, from June

2012 to September 2015. Dr. Walsh currently serves as a director for a number of private biotechnology companies. Dr. Walsh holds a Ph.D. from the UC Berkeley – UCSF Graduate Program in Bioengineering, a Management of Technology certificate from the UC Berkeley Haas School of Business, and a dual B.S. with Honors in Chemical Engineering and Biochemistry from the University of Massachusetts, Amherst. We believe that Dr. Walsh’s investment experience, knowledge of our industry and educational background in biochemistry and bioengineering equip him to serve on our Board of Directors.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages as of December 31, 2022 are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.

Name	Age	Class
R. Michael Carruthers(1)	65	Class I Director
Timothy Clackson, Ph.D.(2)(3)	57	Class III Director
Lori Hu(1)(3)	37	Class III Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Governance Committee

R. Michael Carruthers has served as a member of our Board of Directors since May 2021. Mr. Carruthers has served as Chief Financial Officer of Edgewise Therapeutics, Inc., a clinical-stage biopharmaceutical company, since September 2020 and consulted as Chief Financial Officer of OnKure Therapeutics, Inc., a cancer treatment company, since March 2019 until joining the board of directors of OnKure Therapeutics in May 2021. Mr. Carruthers previously consulted as Chief Financial Officer of Brickell Biotech, Inc., a clinical-stage pharmaceutical company focused on treatment of skin diseases, from December 2017 to October 2020, and ClinOne, Inc., clinical trial management company, from August 2018 to May 2020. He also served as Interim President of Nivalis Therapeutics, Inc., a clinical-stage pharmaceutical company, from January 2017 to August 2017 and Chief Financial Officer and Secretary from February 2015 to August 2017. From December 1998 to February 2015, Mr. Carruthers served as Chief Financial Officer for Array BioPharma Inc. Prior to Array, he served as Chief Financial Officer of Sievers Instruments, Inc., a water purification technology company, Treasurer and Controller for the Waukesha division of Dover Corporation, a global manufacturing company, and an accountant with Coopers & Lybrand, LLP. Mr. Carruthers studied accounting at Western Colorado University, and received a B.S. in accounting from the University of Colorado Boulder and a M.B.A. from the University of Chicago. We believe Mr. Carruthers is qualified to serve on our Board of Directors because of his financial expertise, education and industry background.

Timothy Clackson, Ph.D. has served as a member of our Board of Directors since May 2020. Dr. Clackson currently serves as President and Chief Executive Officer and a director of Theseus Pharmaceuticals, Inc., a precision oncology company, which he joined in April 2021. From May 2018 until April 2021, Dr. Clackson was President, Chief Technology Officer and Executive Vice President of Research and Development at Xilio Therapeutics Inc., a then-privately held oncology company. Prior to joining Xilio, Dr. Clackson served as President of Research and Development and Chief Scientific Officer at ARIAD Pharmaceuticals, Inc., an integrated oncology company acquired by Takeda Pharmaceutical Company Limited in February 2017, from June 2010 to May 2017. Prior to that, Dr. Clackson served as ARIAD’s Senior Vice President and Chief Scientific Officer from 2003, and in other roles from 1994. During the past five years, Dr. Clackson has served as a member of the board of directors of publicly traded biotechnology companies Forma Therapeutics and Spring Bank Pharmaceuticals. Dr. Clackson holds a B.A. in Biochemistry from the University of Oxford and a Ph.D. in Biology from the University of Cambridge. We believe that Dr. Clackson’s extensive leadership experience in our industry and his educational background in biology and biochemistry qualify him to serve on our Board of Directors.

Lori Hu has served as a member of our Board of Directors since July 2019. Ms. Hu currently serves as a Managing Director of Vertex Ventures HC, a healthcare investment firm, which she joined in August 2015. Prior to joining Vertex, Ms. Hu served as an Associate Director in Business Development at Bristol-Myers Squibb Company from

January 2012 to May 2013 and as a Management Consultant focused on health and life sciences at Accenture plc from August 2007 to December 2011. Ms. Hu currently serves as a director and board observer for a number of private biotechnology and biopharmaceutical companies. Ms. Hu received a B.S.E. in Biomedical Engineering from Duke University, an M.A. in International Studies from the University of Pennsylvania and an M.B.A. from The Wharton School of the University of Pennsylvania. We believe that Ms. Hu’s experience in the pharmaceutical and healthcare industries and her service on the boards of directors of other biopharmaceutical companies equip her to serve on our Board of Directors.

Board Diversity

Due to the complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Members of our Board self-identify as set forth in the table below.

Board Diversity Matrix (As of April [_], 2023)
Total Number of Directors	5
				Did Not Disclose
	Woman	Man	Non-Binary	Gender
Gender Identity
Directors	1	2	-	2
Demographic Background
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	1	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	-	2	-	-
Two or More Races or Ethnicities	-	-	-	-
Did Not Disclose Demographic Background	2

Family Relationships

There are no familial relationships among any of our directors and executive officers.

Non-Employee Director Compensation

Our compensation program for non-employee directors adopted by our Board of Directors provides for the following compensation:

●	Cash Compensation. The program provides an annual cash retainer of $40,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $30,000; the Chair of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $15,000, $10,000 and $8,000 respectively; and the members of our Audit, Compensation and Nominating and Governance Committees receive an additional annual payment of $7,500, $5,000 and $4,000, respectively.
●	Equity Compensation. Each new, non-employee director who joins our Board of Directors will receive an initial option grant for the purchase of 31,238 shares of our common stock upon election to our Board of Directors. On the date of the Annual Meeting, each non-employee director who continues to serve on our Board of Directors immediately following the Annual Meeting will receive an option grant for the purchase of 31,238 shares of our common stock. On the date of each annual meeting of stockholders subsequent to the Annual Meeting, each non-employee director who continues to serve on our Board of Directors immediately following such meeting will receive an option grant for the purchase of 15,619 shares of our common stock, or such other amount as determined by our Board of Directors. Equity awards for new directors will vest in equal monthly installments for 36 months after the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. Annual equity grants for directors will vest in full on the one-year anniversary of the grant date if the director has served continuously as a member of our board of directors through the applicable vesting date. In addition, equity awards for non-employee directors will vest in full in the event that we are subject to a change in control or upon certain other events. Non-employee directors are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the year ended December 31, 2022. Shawn M. Leland, Pharm.D., RPh, our former President and Chief Executive Officer, resigned from our Board of Directors in January 2023 and received no compensation for his service as a director during 2022.

	Fees Earned or	Option
Name	Paid in Cash	Awards(1)	Total
R. Michael Carruthers	$53,156	$13,994	$67,150
Timothy Clackson, Ph.D.	51,156	13,994	65,150
Steven Elms	77,156	13,994	91,150
Richard Gaster, M.D., Ph.D.(2)	2,296	—	2,296
Lori Hu	49,656	13,994	63,650
Colin Walsh, Ph.D.	55,260	13,994	69,254

(1)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted during the year ended December 31, 2022 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the grantees from the stock options. For information regarding the number of stock options held by each non-employee director as of December 31, 2022, see the table below.

Option
Name	Awards
R. Michael Carruthers	15,619
Timothy Clackson, Ph.D.	15,619
Steven Elms	—
Richard Gaster, M.D., Ph.D.(2)	15,619
Lori Hu	15,619
Colin Walsh, Ph.D.	15,619

(2)	Dr. Gaster resigned from our Board of Directors in January 2022.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINATED CLASS II DIRECTORS.

PROPOSAL 2:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected CohnReznick LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2023. CohnReznick LLP audited our financial statements for the fiscal years ended December 31, 2022, 2021 and 2020. We expect that representatives of CohnReznick LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of CohnReznick LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.

The following table presents fees for professional audit services rendered by CohnReznick LLP for the years ended December 31, 2022 and 2021.

Principal Accountant Fees and Services

Fees Billed	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$215,400	$453,156
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	53,197	—
Total fees	$268,597	$453,156

(1)	“Audit fees” include fees for professional services provided by CohnReznick LLP in connection with the audit of our financial statements, review of our quarterly financial statements, and related services that are typically provided in connection with registration statements, including the registration statement for our initial public offering. Included in the 2021 audit fees are $308,001 billed in connection with our initial public offering in 2021.
(2)	There were no “Audit-related fees” for fiscal years 2022 and 2021.
(3)	There were no “Tax fees” for fiscal years 2022 and 2021.
(4)	“All other fees” for 2022 include $53,197 billed in connection with our Form S-3 registration statement filed with the SEC on July 1, 2022 and amended on August 2, 2022. There were no “other fees” incurred in 2021.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act, unless and only to the extent that we specifically incorporate it by reference.

The Audit Committee has reviewed and discussed with our management and CohnReznick LLP our audited financial statements as of and for the year ended December 31, 2022. The Audit Committee has also discussed with CohnReznick LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from CohnReznick LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with CohnReznick LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the year ended December 31, 2022 be included in the Annual Report for filing with the SEC.

Submitted by the Audit Committee

R. Michael Carruthers, Chair

Lori Hu

Colin Walsh, Ph.D.

PROPOSAL 3:
ADOPTION AND APPROVAL OF AN AMENDMENT TO OUR
RESTATED CERTIFICATE OF INCORPORATION TO REFLECT
NEW DELAWARE LAW PROVISIONS REGARDING OFFICER EXCULPATION

Background

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances under Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”). The new Delaware legislation only permits, and, if our Exculpation Amendment is adopted, our amended and restated certificate of incorporation would only permit, exculpation for direct claims brought by stockholders for breach of an officer’s fiduciary duty of care, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for limiting the scope of liability, as further described below, is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain the most qualified officers to work on its behalf.

The Board has unanimously approved the Exculpation Amendment, subject to stockholder approval. The Board has unanimously determined that the Exculpation Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the DGCL, hereby seeks approval of the Exculpation Amendment by our stockholders.

Reasons for the Exculpation Amendment

Adopting the Exculpation Amendment would better position the Company to attract the most qualified officer candidates, retain our current officers and enable the officers to exercise their business judgment in furtherance of the interests of the stockholders without the potential for distraction posed by the risk of personal liability. The Exculpation Amendment will also more generally align the protections available to our directors with those available to our officers. In view of the above considerations, our Board of Directors has unanimously determined to provide for the exculpation of officers as proposed.

Proposed Exculpation Amendment

The Exculpation Amendment would modify Article VII of our Restated Certificate of Incorporation. The text of the Exculpation Amendment is attached hereto as Appendix A, with additions marked with bold, underlined text and deletions indicated by strike-out text.

Effectiveness of the Exculpation Amendment

If the Exculpation Amendment is approved by our stockholders, the Exculpation Amendment will become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing is expected to occur as soon as reasonably practicable after the Annual Meeting. If the Exculpation Amendment is not approved by our stockholders, our current Restated Certificate of Incorporation will not be amended, and no exculpation will be provided in the Restated Certificate of Incorporation for our officers.

Vote Required

Approval of the Exculpation Amendment requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock of the Company entitled to vote thereon. Because the vote is based on the total number of shares outstanding rather than the votes cast at the Annual Meeting, abstentions and broker non-votes will have the same effect as a vote “against” this proposal.

Interests of Directors and Officers

We do not believe that our directors or executive officers have substantial interests in this proposal, except for our executive officers who will benefit from the exculpation provided for in the Exculpation Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXCULPATION AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, by:

●	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
●	each of our directors or director nominees;
●	each of our named executive officers; and
●	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 23,786,337 shares of our common stock outstanding on March 31, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 31, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Elevation Oncology, Inc., 888 Seventh Ave., 12th Floor, New York, New York 10106.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percent (%)

5% Stockholders
Aisling Capital IV, LP(1)	2,876,561	12.1%
Qiming U.S. Healthcare Fund II, L.P.(2)	2,370,142	10.0%
Vertex Global HC Fund II Pte. Ltd.(3)	2,307,642	9.7%
Entities affiliated with BVF Partners L.P.(4)	2,312,200	9.7%
Entities affiliated with Cormorant Asset Management, LP(5)	1,952,032	8.2%
venBio Global Strategic Fund III, L.P.(6)	1,866,339	7.8%
K2 HealthVentures Equity Trust LLC(7)	1,566,464	6.6%
Entities affiliated with Tang Capital Partners, LP(8)	1,355,826	5.7%

Named Executive Officers and Directors
R. Michael Carruthers(9)	45,870	* %
Timothy P. Clackson, Ph.D.(10)	61,647	* %
Steven A. Elms(11)	2,894,174	12.2%
Lori Hu(12)	34,274	* %
Colin Walsh, Ph.D.(13)	34,274	* %
David Dornan, Ph.D.(14)	129,583	* %
Valerie M. Jansen, M.D., Ph.D.(15)	160,548	* %
Shawn M. Leland, Pharm.D, R.Ph (16)	1,526,489	6.2%
Directors and executive officers as a group (8 individuals)(17)	3,653,004	14.9%

*	Represents beneficial ownership of less than one percent.

(1)	Based on the information set forth in the Schedule 13G/A filed with the SEC on February 8, 2023 by Aisling Capital IV, LP (“Aisling”). Consists of 2,876,561 shares of common stock (“Shares”) directly held by Aisling. Aisling Capital Partners IV, LP (“Aisling GP”), is the general partner of Aisling, and Aisling Capital Partners IV LLC (“Aisling Partners”), is the general partner of Aisling GP. The managers of Aisling Partners are Dr. Andrew Schiff and Steven A. Elms, who share voting power and dispositive powers over securities held by Aisling, and as a result, may each be deemed to have beneficial ownership over such securities. Mr. Elms, a member of our Board of Directors, is affiliated with Aisling but disclaims beneficial ownership except to the extent of his beneficial interest therein. The address of Aisling is c/o Aisling Capital Management LP, 888 Seventh Ave., 12th Floor, New York, NY 10106.
(2)	Based on the information set forth in the Schedule 13G filed with the SEC on February 8, 2022 by Qiming U.S. Healthcare Fund II, L.P. (“Qiming”). Consists of 2,370,142 Shares directly held by Qiming. Qiming U.S. Healthcare GP II, LLC (“Qiming GP”), is the sole general partner of Qiming. Mark McDade (“McDade”) and Gary Rieschel (“Rieschel”) are the managing partners of Qiming GP. Qiming GP, Rieschel and McDade share voting and investment authority over the shares held by Qiming. Colin Walsh, a member of our Board of Directors, is affiliated with Qiming but disclaims beneficial ownership except to the extent of his beneficial interest therein. The address of Qiming is 11100 NE 8th Street, Suite 200, Bellevue, WA 98004.
(3)	Based on the information set forth in the Schedule 13G filed with the SEC on January 18, 2022 by Vertex Global HC Fund II Pte. Ltd. (“Vertex”). Consists of 2,307,642 Shares held directly by Vertex Global HC Fund II Pte. Ltd. (“Vertex”). Vertex is managed by Vertex Venture Management Pte. Ltd. (“Vertex Venture”) and is deemed to have voting and dispositive power that requires unanimous approval of the investment committee members of Vertex Venture relative to shares held by Vertex. The address of Vertex is 250 North Bridge Road, #11-01 Raffles City Tower, Singapore 179101. Lori Hu, a member of our Board of Directors, is affiliated with Vertex but disclaims beneficial ownership except to the extent of her beneficial interest therein.
(4)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2023 by BVF Partners L.P. (“Partners”). Consists of 1,205,492 Shares beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), 923,012 Shares beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”) and 135,388 Shares beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”). BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the 1,205,492 Shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the 923,012 Shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the 135,388 Shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the 2,128,504 Shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the 2,312,200 Shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in a certain Partners managed account (the “Partners Managed Account”), including 48,308 Shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the 2,312,200 Shares beneficially owned by Partners. Mark N. Lampert (“Mr. Lampert”), as a director and officer of BVF Inc., may be deemed to beneficially own the 2,312,200 Shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the Shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the Shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the Shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the Shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the Shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. The address of Partners and its affiliated entities is 44 Montgomery St., 40th Floor, San Francisco, California 94104, except that the address of Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(5)	Based solely on the information set forth in the Schedule 13G/A filed with the SEC on February 14, 2023 by Cormorant Asset Management, LP. Consists of 403,178 Shares beneficially owned by Cormorant Global Healthcare Master Fund, LP (the “Master Fund”) and Cormorant Private Healthcare Fund III, LP (“Cormorant Fund III”), and 1,548,854 Shares beneficially owned by Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP III, LLC. Cormorant Global Healthcare GP, LLC and Cormorant Private Healthcare GP III, LLC serve as the general partners of the Master Fund and Cormorant Fund III, respectively. Cormorant Asset Management, LP serves as the investment manager to the Master Fund and Cormorant Fund III. Bihua Chen serves as the managing member of Cormorant Global Healthcare GP, LLC, Cormorant Private Healthcare GP III, LLC and the general partner of Cormorant Asset Management, LP. Each such reporting person disclaims beneficial ownership of such Shares except to the extent of its or his pecuniary interest therein. The address of each such entity is 200 Clarendon Street, 52nd Floor, Boston, MA 02116.
(6)	Based solely on the information set forth in the Schedule 13D/A filed with the SEC on September 26, 2022 by venBio Global Strategic Fund III, L.P. (“Fund III”). Consists of 1,866,339 Shares held directly by Fund III. As the sole general partner of Fund III, venBio Global Strategic GP III, L.P. (“General Partner III”) may be deemed to beneficially own the Shares held by Fund III and as the sole general partner of General Partner III, venBio Global Strategic GP III, Ltd. (“GP Ltd. III”) may be deemed to beneficially own the Shares held by Fund III. As directors of GP Ltd. III, each of Robert Adelman and Corey Goodman may be deemed to beneficially own the Shares held by Fund III. venBio Partners LLC serves as the investment manager of venBio Fund. The General Partners of venBio Partners LLC include Aaron Royston, Rob Adelman and Corey Goodman and may share voting and dispositive power over securities held by venBio Fund. Richard Gaster, a former member of our Board of Directors, is affiliated with Fund III. The address of Fund III is c/o venBio Partners, LLC, 1700 Owens Street, Suite 595, San Francisco, CA 94158.
(7)	Based on the information set forth in the Schedule 13G filed with the SEC on September 30, 2022 by K2 HealthVentures Equity Trust LLC (“K2HV Equity”). K2HV Equity has the right to acquire Shares within 60 days upon conversion of (i) warrants to purchase 339,725 Shares, with an exercise price per warrant of $1.3246, which expire on July 27, 2032 (the “Warrants”), and (ii) up to $50,000,000 of convertible term loans that K2HV Equity, through a lender affiliate, agreed to extend to us (the “Convertible Term Loans”), of which $30,000,000 is fully funded and an additional $20,000,000 will be funded upon our request, subject to the discretionary approval of K2HV Equity. Pursuant to the terms of the loan and security agreement governing the Convertible Term Loans (the “Loan and Security Agreement”), K2HV Equity may elect at any time following the July 27, 2022 closing date and prior to the repayment in full of the Convertible Term Loans to convert any portion of the principal amount of the Convertible Term Loans then outstanding, up to an aggregate of $3,250,000 in principal amount (the “Conversion Limit”), into shares of Common Stock, at a conversion price of $2.6493, and subject to the Blockers (as defined below). Pursuant to the terms of the Loan and Security Agreement, K2HV Equity may not convert any portion of the Convertible Term Loans into Shares to the extent that, upon conversion, the beneficial ownership of K2HV Equity (including any affiliates and Section 13(d) “group” members) would exceed 9.985% of the total number of Shares outstanding (the “9.985% Cap”) or 19.99% of the total number of Shares outstanding (the “19.99% Cap” and, together with the 9.985% Cap, the “Blockers”). K2HV Equity may waive the 9.985% Cap upon 61 days’ prior written notice to us but may not waive the 19.99% Cap. K2HV Equity is an investment vehicle for holding equity securities and may be deemed to directly beneficially own the Shares that it has the right to acquire within 60 days upon conversion of the Convertible Term Loans. Parag Shah and Anup Arora serve as the managing members of K2HV Equity and, in such capacities, may be deemed to indirectly beneficially own the Shares that K2HV Equity has the right to acquire within 60 days upon conversion of the Convertible Term Loans.
(8)	Based solely on the information set forth in the Schedule 13G filed with the SEC on February 24, 2023 by Tang Capital Partners, LP (“Tang Capital Partners”). Consists of 1,355,826 Shares beneficially owned by Tang Capital Partners, which shares voting and dispositive power over such Shares with Tang Capital Management, LLC, the general partner of Tang Capital Partners (“Tang Capital Management”), and Kevin Tang, the manager of Tang Capital Management.
(9)	Consists of 45,870 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(10)	Consists of (i) 47,330 Shares and (ii) 14,317 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(11)	Includes (i) Shares referenced in footnote (1) and (ii) 17,613 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(12)	Consists of 34,274 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(13)	Consists of 34,274 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(14)	Consists of 129,583 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(15)	Consists of 160,548 Shares subject to options that are exercisable within 60 days of March 31, 2023.
(16)	Based on Company records. Consists of (i) 846,826 Shares and (ii) 679,663 Shares subject to options that are exercisable within 60 days of March 31, 2023. Dr. Leland resigned from his positions as a director and as Chief Executive Officer and President in January 2023.
(17)	Consists of (i) 2,978,413 Shares and (ii) 674,591 Shares subject to options held directly by all current directors and executive officers of the Company as a group and that are exercisable within 60 days of March 31, 2023.

EXECUTIVE OFFICERS

The following table provides information regarding our current executive officers:

Name	Age	Position(s)
Joseph J. Ferra, Jr.	47	Interim Chief Executive Officer and President, and Chief Financial Officer
Valerie M. Jansen, M.D., Ph.D.	45	Chief Medical Officer
David Dornan, Ph.D.	45	Chief Scientific Officer

Joseph J. Ferra, Jr. has served as our Interim Chief Executive Officer and President since January 2023 and as our Chief Financial Officer since June 2021. Mr. Ferra joined us from Syros Pharmaceuticals, Inc., where he served as Chief Financial Officer from March 2018 to June 2021. Prior to Syros, Mr. Ferra was employed at JMP Securities, where he served as Managing Director from March 2014 to March 2018, Head of East Coast Healthcare Banking from March 2015 to March 2017 and Co-Head of Healthcare Investment Banking from March 2017 to March 2018. Previously, he held various investment banking roles, including at UBS Investment Bank and JPMorgan. Mr. Ferra received a B.S. in chemistry with distinction from Purdue University and an M.B.A. from The Stephen M. Ross School of Business at the University of Michigan.

Valerie M. Jansen, M.D., Ph.D. has served as our Chief Medical Officer since October 2021. Dr. Jansen previously served as our Vice President of Clinical Development from April 2021 to October 2021. Dr. Jansen joined us from Mersana Therapeutics, where she served as Executive Medical Director from January 2020 to April 2021. Prior to Mersana Therapeutics, Dr. Jansen was employed at Eli Lilly and Company, where she served as Senior Medical Advisor from September 2017 to January 2020. Prior to Eli Lilly, Dr. Jansen was employed at the Vanderbilt University Medical Center from July 2010 to July 2018 serving, most recently, as Adjunct Instructor in Medicine. Dr. Jansen received a B.A. in Chemistry from Maryville College, a Ph.D. in Molecular Sciences from the University of Tennessee Health Science Center and an M.D. from the University of Chicago Pritzker School of Medicine.

David Dornan, Ph.D. has served as our Chief Scientific Officer since March 2022. Before joining us, Dr. Dornan served as Chief Scientific Officer at Bolt Biotherapeutics, Inc. from January 2021 to March 2022. From November 2017 to January 2021, Dr. Dornan served as Senior Vice President of Research and Manufacturing at Bolt Therapeutics. From 2012 to November 2017, Dr. Dornan held various positions at Gilead Sciences, Inc., including Director and Head of Oncology Research and Senior Research Scientist II, Oncology. From 2002 to 2012, Dr. Dornan held various positions at Genentech, Inc. Dr. Dornan received a B.Sc. in Biochemistry and Molecular Biology from the University of Strathclyde and a Ph.D. in Molecular Oncology/Biochemistry from the University of Dundee.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2022 and 2021. These executive officers, who include our former principal executive officer and the two most highly compensated executive officers (other than our former principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2022, were:

●	Shawn M. Leland, Pharm.D., RPh, our former Chief Executive Officer and President who resigned from the Company in January 2023;
●	Valerie M. Jansen, M.D., Ph.D., our Chief Medical Officer; and
●	David Dornan, Ph.D., our Chief Scientific Officer.

We refer to these individuals as our “named executive officers.”

Summary Compensation Table

The following table presents summary information regarding the total compensation for services rendered in all capacities that was awarded to and earned by our named executive officers during the years ended December 31, 2022 and 2021:

					Non-equity
					incentive plan	Option	All other
		Salary		Bonus	compensation	awards	compensation		Total
Name and principal position	Year	($)		($)	($)	($)(1)	($)		($)
Shawn M. Leland, Pharm.D, R.Ph.(2)	2022	570,625		—	300,307	471,739	10,650	(5)	1,353,321
Former CEO and President	2021	513,501		—	220,150	—	4,315	(6)	737,966
Valerie M. Jansen, M.D., Ph.D.	2022	456,500		—	174,383	151,766	10,650	(5)	793,299
Chief Medical Officer	2021	269,317	(3)	—	98,017	528,421	2,986	(6)	898,741
David Dornan, Ph.D.	2022	332,500	(4)	—	128,249	389,995	625	(7)	851,369
Chief Scientific Officer

(1)	The amounts reported in this column represent the aggregate grant date fair value of the stock options granted during the year ended December 31, 2022 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 11 to our financial statements included in our Annual Report. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by the grantees from the stock options.
(2)	Dr. Leland resigned from his position as Chief Executive Officer and President in January 2023.
(3)	Dr. Jansen’s employment with us commenced on April 19, 2021. In addition, effective as of October 19, 2021, Dr. Jansen was promoted to Chief Medical Officer and the Compensation Committee approved a new base salary and the grant of additional stock options in connection with her promotion. The salary reported reflects $175,848 paid to Dr. Jansen prior to her promotion and the actual paid portions of her annual salary of $440,000 from October 19, 2021 through December 31, 2021.
(4)	Mr. Dornan’s employment with us commenced on March 14, 2022. The salary reported reflects the pro rata portion of Mr. Dornan’s annual salary of $420,000 earned during 2022 from commencement of his employment through December 31, 2022.
(5)	Represents employer matching contributions to our 401(k) plan and reimbursements of information technology-related expenses.
(6)	Represents employer matching contributions to our 401(k) plan.
(7)	Represents reimbursements of information technology-related expenses.

Non-Equity Incentive Plan Compensation

Annual bonuses for our executive officers are based on the achievement of corporate and individual performance objectives. For each of the 2022 and 2021 bonuses, the corporate performance objectives included certain development goals and milestones. The 2022 and 2021 target bonus amounts, expressed as a percentage of annual base salary, for our named executive officers were 55% for Dr. Leland and 40% for each of Drs. Jansen and Dornan. In January 2023, our compensation committee met to review performance against the 2022 bonus goals and approved cash bonuses for the named executive officers in the amounts set forth in the “Non-equity incentive plan compensation” column of the “Summary Compensation Table” above.

2022 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options held as of December 31, 2022:

	Option Awards(1)
			Number of	Number of
			securities	securities
			underlying	underlying
		Vesting	unexercised	unexercised	Option	Option
	Grant	Commencement	options	options	exercise	expiration
Name	date	Date	exercisable	unexercisable	price	date
Shawn M. Leland, Pharm.D., RPh	9/17/2019	7/1/2019	302,201	51,596	$0.43	9/16/2029
Former CEO and President	12/30/2020	11/10/2020	280,539	258,096	$1.36	12/29/2030
	12/30/2020	6/24/2021	61,974	37,185	$1.36	12/29/2030
	2/14/2022	2/14/2022	—	186,500	$3.78	2/14/2032

Valerie M. Jansen, M.D., Ph.D.	5/7/2021	4/19/2021	66,106	92,548	$3.09	4/19/2031
Chief Medical Officer	10/19/2021	10/19/2021	11,666	28,334	$7.58	10/19/2031
	2/14/2022	2/14/2022	—	60,000	$3.78	2/14/2032

David Dornan, Ph.D.	3/31/2022	11/29/2021	62,291	167,709	$2.52	3/31/2032
Chief Scientific Officer

(1)	Except as otherwise noted, each option vests over a four-year period, with 25% of the shares underlying the option vesting after 12 months from the vesting commencement date and the balance vesting in equal monthly installments over the 36 months thereafter, provided that the grantee provides continuous service to the Company.

Employment Agreements

We have entered into employment agreements with certain senior management personnel, including our named executive officers. Each of these agreements provides for at-will employment and includes each officer’s base salary, a discretionary annual incentive bonus opportunity that may be based on individual and company performance and standard employee benefit plan participation. These agreements also provide for severance benefits upon termination of employment or a change in control of our company.

On July 12, 2019, we entered into an offer letter with Dr. Leland, as amended on January 6, 2021. The offer letter provided for an annual base salary and that Dr. Leland was entitled to an annual retention and performance bonus with a target amount equal to 55% of his base compensation, subject to his continued service on the payment date of such bonus. On January 5, 2023, we entered into a Separation Agreement (the “Separation Agreement”) with Dr. Leland following the mutual agreement between the Board of Directors and Dr. Leland regarding his departure from his positions with the Company. Pursuant to the Separation Agreement, Dr. Leland ceased his role as our President and Chief Executive Officer, effective January 5, 2023 (the “Separation Date”), and resigned as a director, effective as of the Separation Date. This mutual agreement was not the result of any disagreement with the Company on any matter relating to its operations, policies or practices. From the Separation Date until January 5, 2024 (the “Advisory End Date”), Dr. Leland will continue as an advisor of the Company. We have entered into an advisory agreement (the “Advisory Agreement”) with Dr. Leland, pursuant to which Dr. Leland has agreed to serve as a non-employee advisor to the Company until the Advisory End Date.

Subject to Dr. Leland’s execution of a general release of claims, the terms of the Separation Agreement, and the terms of the Advisory Agreement, Dr. Leland will be entitled to receive the following benefits: (i) a lump sum payment in the gross amount of $574,750, equal to twelve (12) months of his annual salary; (ii) a lump sum payment in the gross amount of $300,306.88, which reflects Dr. Leland’s earned bonus for the 2022 fiscal year; (iii) the amount of COBRA premiums he would be required to pay to maintain group healthcare coverage as in effect on the Separation Date for twelve (12) months following the Separation Agreement; and (iv) accelerated vesting in his outstanding equity awards with respect to the number of shares that would have vested if Dr. Leland had remained in service for twelve (12) months following the Separation Date. In exchange for providing consulting services to the Company through the Advisory End Date, Dr. Leland’s existing equity awards will continue to vest during the term of the Advisory Agreement and Dr. Leland will be entitled to exercise his vested equity awards until the twelve (12) month anniversary of the Advisory End Date.

On June 5, 2021, we entered into an offer letter with Mr. Ferra. The offer letter provides for an annual base salary and that Mr. Ferra will be entitled to an annual retention and performance bonus with a target amount equal to 40% of his base compensation, subject to his continued service on the payment date of such bonus. Mr. Ferra also received a signing bonus of $75,000 (subject to partial repayment in the event that Mr. Ferra’s service to the Company terminates voluntarily or for Cause (as defined in Mr. Ferra’s offer letter) prior to his 3-year anniversary with us). Mr. Ferra’s offer letter also provided for a grant of options to purchase 249,104 shares of our common stock as well as an award of RSUs covering 200,995 shares of our common stock. Each of the foregoing equity awards are subject to time- and service-based vesting over a 4-year period, subject to a 1-year cliff; provided, however, that such awards are also subject to 100% vesting acceleration on a termination without Cause or a resignation for Good Reason (each, as defined in Mr. Ferra’s offer letter), in either case within 12 months following a change of control. Mr. Ferra is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

On January 5, 2023, Mr. Ferra’s CIC and Severance Agreement (as defined below) was amended in connection with his appointment as Interim Chief Executive Officer (as amended, the “Amended Severance Agreement”) to reflect severance benefits consistent with our Chief Executive Officer position. Under the Amended Severance Agreement, during the term of Mr. Ferra’s service as Interim Chief Executive Officer, in the event that he is terminated for any reason other than for “cause”, he will be entitled to (i) an amount equal to 12 months of his base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, (ii) to the extent Mr. Ferra timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of his or her premium payments for such continued coverage for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he becomes eligible for coverage under another employer’s plans, and (iii) vesting acceleration of his equity awards (including any unvested shares issued upon conversion of any profits interests and excluding any performance-based equity awards) in an amount equal to an additional 12 months of vesting credit. Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within 12 months following a “change of control” of the Company, then (i) the amount payable as severance shall be increased to 18 months of Mr. Ferra’s base salary at the rate in effect immediately prior to such termination plus 100% of his then-current annual target bonus opportunity, payable in a cash lump-sum, (ii) the period of continued benefit coverage shall be increased to a period of 18 months following the termination date (or, if earlier, until the date that he becomes eligible for coverage under another employer’s plans), and (iii) the vesting acceleration of all equity awards shall be increased to 100% vesting acceleration of each of his then-outstanding equity awards (provided that performance-based awards shall accelerate at the greater of target levels or actual achievement). All such payments and benefits (whether with or apart from a change of control) will be subject to Mr. Ferra’s execution of a general release of claims against us. Additionally, in connection with Mr. Ferra’s appointment as Interim Chief Executive Officer, on January 5, 2023, the Board approved certain adjustments to his compensation terms for such position, which includes an increase in monthly base salary of $10,000, an increase in target bonus amount to 50% and a one-time stock option grant of 30,000 shares that will vest in equal monthly installments over six months from the grant date. The adjustments to Mr. Ferra’s cash compensation in relation to his appointment as Interim Chief Executive Officer will be prorated for time served in that role.

On March 16, 2022, we entered into an offer letter with Dr. Dornan. The offer letter provides for an annual base salary and that Dr. Dornan will be entitled to an annual retention and performance bonus with a target amount equal to 40% of his base compensation, subject to his continued service on the payment date of such bonus. Dr. Dornan’s offer letter also provided for a grant of options to purchase 230,000 shares of our common stock. The foregoing equity award is subject to time- and service-based vesting over a 4-year period, subject to a 1-year cliff; provided, however, that such award is also subject to 100% vesting acceleration on a termination without Cause or a resignation for Good Reason (each, as defined in Dr. Dornan’s offer letter), in either case within 12 months following a change of control. Dr. Dornan is an at-will employee and does not have a fixed employment term. He is eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

On February 5, 2021, we entered into an offer letter with Dr. Jansen, as amended on October 14, 2021. The offer letter provides for an annual base salary and that Dr. Jansen will be entitled to an annual retention and performance bonus with a target amount equal to 40% of her base compensation, subject to her continued service on the payment date of such bonus. Dr. Jansen’s offer letter also provided for a grant of options to purchase 158,654 shares of our common stock, and Dr. Jansen’s amended offer letter provided for an additional grant of options to purchase 40,000 shares of our common stock. The foregoing equity awards are subject to time- and service-based vesting over a 4-year period, subject to a 1-year cliff; provided, however, that such awards are also subject to 100% vesting acceleration on a termination without Cause or a resignation for Good Reason (each, as defined in Dr. Jansen’s offer letter), in either case within 12 months following a change of control. Dr. Jansen is an at-will employee and does not have a fixed employment term. She is eligible to participate in our employee benefit plans, including health insurance, that we offer to our employees.

We have also entered into a Change in Control and Severance Agreement (each, a “CIC and Severance Agreement”), with each of our executive officers, including Mr. Ferra, Dr. Jansen and Dr. Dornan. Under the CIC and Severance Agreements, in the event that the relevant individual is terminated for any reason other than for “cause”, he or she will be entitled to (i) an amount equal to 9 months of his or her base salary at the rate in effect immediately prior to such termination, payable in a cash lump-sum, (ii) to the extent such individual timely elects to receive continued coverage under our group-healthcare plans, we will continue to pay the full amount of his or her premium payments for such continued coverage for a period ending on the earlier of (x) 9 months following the termination date and (y) the date that he or she becomes eligible for coverage under another employer’s plans, and (iii) vesting acceleration of his or her equity awards (including any unvested shares issued upon conversion of any profits interests and excluding any performance-based equity awards) in an amount equal to an additional 9 months of vesting credit. Further, in the event that such termination of employment is without “cause” or is due to a resignation for “good reason,” that occurs within 12 months following a “change of control” of the Company, then (i) the amount payable as severance shall be increased to 12 months of such individual’s base salary at the rate in effect immediately prior to such termination plus 100% of his or her then-current annual target bonus opportunity, payable in a cash lump-sum, (ii) the period of continued benefit coverage shall be increased to a period of 12 months following the termination date (or, if earlier, until the date that he or she becomes eligible for coverage under another employer’s plans), and (iii) the vesting acceleration of all equity awards shall be increased to 100% vesting acceleration of each of his or her then-outstanding equity awards (provided that performance-based awards shall accelerate at the greater of target levels or actual achievement). All such payments and benefits (whether with or apart from a change of control) will be subject to such individual’s execution of a general release of claims against us.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2022 with respect to compensation plans under which shares of our common stock may be issued.

Weighted-
average
	Number of securities	exercise price of	Number of securities
	to be issued upon	outstanding	remaining available
	exercise of	options,	for future issuance
	outstanding options,	warrants and	under equity
Plan category	warrants and rights (1)	rights	compensation plans (2)
Equity compensation plans approved by security holders	4,877,566	$3.44	3,309,039
Equity compensation plans not approved by security holders	—	—	—
Total	4,877,566	$3.44	3,309,039

(1)	Includes the 2021 EIP. Excludes any purchase rights accruing under our 2021 Employee Stock Purchase Plan (the “2021 ESPP”).
(2)	The 2021 EIP provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 5.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by our Board of Directors each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2021 EIP increased by 1,165,626 shares on January 1, 2023. Additionally, the 2021 ESPP provides for an automatic annual increase in the number of shares reserved for issuance thereunder on January 1 of each year for the remaining term of the plan equal to (a) 1.0% of the number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by our Board of Directors each year. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2021 ESPP increased by 233,125 shares on January 1, 2023.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal 1—Election of Directors—Director Compensation,” respectively, below we describe the transactions to which we were a party since January 1, 2021, in which the amount involved exceeded the lesser of $120,000 and 1% of the average of the Company’s total assets at year-end for the prior two completed fiscal years and in which our directors, executive officers, former directors, former executive officers, director nominees and holders of more than 5% of our common stock, or other persons as may be required to be disclosed pursuant to Item 404 of Regulation S-K, had a direct or indirect material interest.

Insider Participation in Initial Public Offering

Certain of our principal stockholders and their affiliated entities, including stockholders affiliated with certain of our directors, purchased an aggregate of 1,937,500 shares of our common stock in our initial public offering on June 29, 2021 at the initial public offering price of $16.00 per share. The following table summarizes the shares of common stock purchased by our executive officers, members of our Board of Directors or their affiliates and holders of more than 5% of our outstanding capital stock in an amount exceeding $120,000:

	Shares of	Total purchase
Name of Stockholder	stock	price ($)
venBio Global Strategic Fund III, L.P.(1)	625,000	10,000,000
Entities affiliated with BVF Partners, L.P.(2)	312,500	5,000,000
Qiming U.S. Healthcare Fund II, L.P.(3)	312,500	5,000,000
Entities affiliated with Cormorant Asset Management, LP(4)	250,000	4,000,000
Vertex Global HC Fund II Pte. Ltd.(5)	250,000	4,000,000
Aisling Capital IV, LP(6)	187,500	3,000,000

(1)	Consists of shares purchased by Fund III, which holds more than 5% of our outstanding capital stock. Richard Gaster, a former member of our Board of Directors, is affiliated with Fund III.
(2)	Consists of shares purchased by entities affiliated with Partners, which collectively hold more than 5% of our outstanding capital stock.
(3)	Consists of shares purchased by Qiming, which holds more than 5% of our outstanding capital stock. Colin Walsh, a member of our Board of Directors, is affiliated with Qiming.
(4)	Consists of shares purchased by entities affiliated with Cormorant Asset Management, LP, which collectively hold more than 5% of our outstanding capital stock.
(5)	Consists of shares purchased by Vertex, which holds more than 5% of our outstanding capital stock. Lori Hu, a member of our Board of Directors, is affiliated with Vertex.
(6)	Consists of shares purchased by Aisling, which holds more than 5% of our outstanding capital stock. Steven A. Elms, a member of our Board of Directors, is affiliated with Aisling.

Policies and Procedures for Related-Party Transactions

Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors, executive officers and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC, and to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed on EDGAR, as well as written representations provided to us by all of our directors and executive officers, we believe that during the year ended December 31, 2022, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, with the exception of the late reporting of two forfeitures of shares of common stock by Mr. Ferra in connection with tax withholdings upon vesting of restricted stock units.

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof via electronic transmission to an email address designated by the Company on the investor relations page of our website.

To be timely for our company’s annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”), a stockholder’s notice must be sent not earlier than 5:00 p.m. Eastern Time on March 3, 2024 and not later than 5:00 p.m. Eastern Time on April 2, 2024. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws. However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after the one-year anniversary of the date of our 2023 Annual Meeting, for the stockholder notice to be timely, it must be sent to the Company not earlier than 5:00 p.m. Eastern Time on the 105th day prior to the currently proposed annual meeting and not later than 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such annual meeting or (2) 5:00 p.m. Eastern Time on the 10th day following the day on which public announcement of the date of such meeting is first made by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be sent not later than December 29, 2023 in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Company must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our bylaws.

Available Information

The Annual Report is also available at https://investors.elevationoncology.com/sec-filings.

“Householding” – Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting their broker.

Upon written or oral request, we will undertake to promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Proxy Statement, proxy card, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Proxy Statement, proxy card, Annual Report and other proxy materials, you may write our Corporate Secretary at Elevation Oncology, Inc., 888 Seventh Ave., 12th Floor, New York, New York 10106, Attn: Corporate Secretary, or submit a request on our website at https://investors.elevationoncology.com/investor-contacts.

Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.

OTHER MATTERS

Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

Proposed Amendment to Restated Certificate of Incorporation

Additions to our current Restated Certificate of Incorporation pursuant to the Exculpation Amendment contemplated by Proposal 3 are indicated below by bold, underlined text and deletions contemplated thereby are indicated below by strike-out text. The full text of our current Restated Certificate of Incorporation was filed as an exhibit to our Quarterly Report on Form 10-Q filed with the SEC on August 12, 2021.

ARTICLE VII: ~~DIRECTOR~~limitation of LIABILITY

1.Limitation of Liability.  To the fullest extent permitted by law, ~~no~~neither a director of the Corporation nor an officer of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or officer, as applicable.  Without limiting the effect of the preceding sentence, if the General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

2.Change in Rights.  Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.

A-1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V06998-P86438 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ELEVATION ONCOLOGY, INC. 888 SEVENTH AVE., 12TH FLOOR NEW YORK, NY 10106 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ELEV2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw 01) Steven A. Elms 02) Colin Walsh, Ph.D. ELEVATION ONCOLOGY, INC. The Board of Directors recommends you vote FOR ALL Class II Directors. Nominees: 1. Election of Directors Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 2. Ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. 3. Adopt and approve an amendment to our Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation. The Board of Directors recommends you vote FOR Proposal 2 and 3. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

V06999-P86438 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. ELEVATION ONCOLOGY, INC. Annual Meeting of Stockholders June 16, 2023, at 11:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Joseph J. Ferra, Jr., and Tammy Furlong, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Elevation Oncology, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at 11:00 a.m., Eastern Time, on June 16, 2023, at www.virtualshareholdermeeting.com/ELEV2023, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side